Exhibit 99.3

FOR IMMEDIATE RELEASE

ChoiceOne Financial Services, Inc. Announces Commencement of Common Stock Offering

(July 25, 2024) - SPARTA, MI, ChoiceOne Financial Services, Inc. (NASDAQ: COFS) (“ChoiceOne”), the parent company of ChoiceOne Bank, announced today that it has commenced an underwritten public offering of shares of its common stock. ChoiceOne also expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the offering.  The offering is expected to raise an amount equal to at least $30.0 million. The proceeds from the offering will qualify as tangible common equity and Tier 1 common equity. ChoiceOne intends to use the net proceeds of this offering for general corporate purposes including supplementing regulatory capital ratios and in conjunction with its announced merger with Fentura Financial, Inc. (“Fentura”).

D.A. Davidson & Co. is serving as the sole underwriter for the transaction and is represented by Hunton Andrews Kurth LLP. Warner Norcross + Judd LLP, is serving as legal counsel to ChoiceOne.

Additional Information Regarding the Offering
The offering of common stock is being made pursuant to a shelf registration statement (File No. 333-272337) that was filed with the Securities and Exchange Commission (“SEC”) on Form S-3. A preliminary prospectus supplement has been filed with the SEC to which this communication relates. A final prospectus supplement and accompanying prospectus will be filed with the SEC. Before considering an investment, prospective investors should read the final prospectus supplement and the accompanying prospectus in the registration statement and other documents ChoiceOne has filed with the SEC for more complete information about ChoiceOne and the offering because they contain important information. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus related to the offering may be obtained by contacting: D.A. Davidson & Co. by telephone at 1-800-322-5915 or by e-mail at prospectusrequest@dadco.com.

No Offer or Solicitation
This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About ChoiceOne
ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan, and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 35 offices in parts of Kent, Ottawa, Muskegon, Newaygo, Lapeer, St. Clair, Macomb, and Oakland counties. ChoiceOne is an approximately $2.6 billion-asset bank holding company making it the eighth largest bank holding company in Michigan based on asset size. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website choiceone.bank.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws relating to the registered follow-on offering of common stock by ChoiceOne. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue,” “future” and variations of such words and similar expressions are intended to identify such forward looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

A discussion of certain risks and uncertainties affecting ChoiceOne, and some of the factors that could cause ChoiceOne’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Risks Related to the Company’s Business” in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the “SEC”) and are, or will be, available on the SEC’s website (www.sec.gov).

Contacts

Kelly J. Potes
Chief Executive Officer & Director
(616) 887-6837
kpotes@choiceone.bank

Adom J. Greenland
Chief Financial Officer & Executive Vice President
(616) 887-2334
agreenland@choiceone.bank